EXHIBIT 99

July 9, 2015




 Synergy Resources Reports Fiscal
 Third Quarter 2015 Results


 Company to Host Earnings Conference Call July 9th, 2015 at 12:00 p.m. ET 877-407-9122 Toll Free Dial-In, 201-493-6747 International/Local Dial-In

 PLATTEVILLE, CO -- (Marketwired) -- 07/9/15 -- Synergy Resources Corporation (NYSE MKT: SYRG), a U.S. oil and gas exploration and production company focused in the Denver-Julesburg Basin, today reported its fiscal third quarter results for the period ended May 31, 2015.

 Third Quarter 2015 Financial Results

      Revenues for the fiscal 2015 third quarter increased 1.4% to $26.0 million from $25.7 million in the same quarter a year ago. The year-over-year improvement was the result of a 95% increase in production, primarily from the new horizontal wells brought on line and production from acquisitions and asset swaps with other operators. Revenue growth was offset by a 48% decrease in the realized average selling price per BOE. During fiscal Q3 2015, average selling prices were $45.77 per barrel of oil and $3.16 per mcf of gas compared to $90.91 and $5.15, respectively, a year ago.

      Net loss of $2.5 million or $0.2 per basic and diluted share is inclusive of a $3 million full cost ceiling impairment charge resulting from lower oil and gas prices. This compares with net income of $7.2 million, or $0.09 per basic and diluted share in the third fiscal quarter of 2014.

      Adjusted EBITDA (a non-GAAP metric) increased 31% to $24.9 million up from $18.9 million a year ago.

      At May 31, 2015, cash and cash equivalents totaled $190.2 million. Borrowings under the credit facility were $141.0 million.

 Third Quarter 2015 Highlights

      Net oil and natural gas production increased to 738,357 barrels of oil equivalent (BOE), averaging 8,026 BOE per day, compared to 379,081 BOE, or an average of 4,120 BOE per day, in the same quarter one year ago, an average daily increase of 95%.

      Operated 52 gross producing horizontal wells in the Wattenberg Field as of May 31st 2015.


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      28 additional operated horizontal wells were awaiting completion and 4 more operated horizontal wells were in the drilling process as of May 31, 2015.

  The following tables present certain per unit metrics that compare results of the corresponding quarterly reporting periods:


                                         Three Months Ended
                                               May 31
                                         2015           2014         Change
                                       --------        -------       ------
Production:
  Oil (bbls)                            448,906        232,571         93%
  Gas (Mcf)                           1,736,702        879,062         98%
  BOE                                   738,357        379,081         95%

Revenues (in thousands):
  Oil                                $   20,546       $ 21,143         -3%
  Gas                                     5,487          4,529         21%
                                     ----------       --------      ------
   Total                             $   26,033       $ 25,672          1%
                                     ==========       ========

Average realized price:
  Oil                                $    45.77       $  90.91        -50%
  Gas                                $     3.16       $   5.15        -39%
  BOE                                $    35.26       $  67.72        -48%


"Bbl" refers to one stock tank barrel, or 42 U.S. gallons liquid volume in reference to crude oil or other liquid hydrocarbons. "Mcf" refers to one thousand cubic feet. A BOE (i.e. barrel of oil equivalent) combines Bbls of oil and Mcf of gas by converting each six Mcf of gas to one Bbl of oil.

The following table summarizes operating costs on a per unit basis. Additional details regarding operating costs can be found in the condensed financial statements.


  Costs per BOE                                     Three Months Ended May 31,
                                                   ----------------------------
                                                       2015              2014


  Lease operating expenses                        $    4.84           $  6.07
  Production taxes                                $    3.05           $  6.27
  DDA                                             $   22.21           $ 20.57
  General and administrative                      $    5.26           $  5.11
                                                  ---------           -------
                       Total                      $   35.36           $ 38.02
                                                  =========           =======



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  William Scaff, co-CEO of Synergy commented, "This quarter's financial results reflect the efficiencies we are achieving as we generated a 68% operating cash margin on revenues in the quarter, even while our realized commodity prices were nearly 50% lower than a year ago. At the same time, we almost doubled our production compared to the year ago quarter as we continued the horizontal development of our assets in the Wattenberg Field. With our operating efficiencies, cash on our balance sheet and remaining liquidity on credit facility we believe our estimated $250-$300 million fiscal 2016 capital budget is fully funded and will generate production growth of over 50% compared to fiscal 2015."

 Conference Call

 The Company will hold a conference call to discuss results for its fiscal third quarter ended May 31, 2015. Synergy Resources co-CEO Ed Holloway, co-CEO William Scaff, Jr., President Lynn Peterson, CFO Monty Jennings, COO Craig Rasmuson and VP of Capital Markets and Investor Relations Jon Kruljac will host the presentation, followed by a question and answer period. Information for accessing the call is as follows:

 Date: Thursday, July 9, 2015
 Time: 12:00 p.m. Eastern time (10:00 a.m. Mountain time)

 877-407-9122 Toll Free Dial-In (US & Canada)
 201-493-6747 International/Local Dial-In

 The conference call will be webcast simultaneously, which you can access via this link: http://syrginfo.equisolvewebcast.com/q3-2015 and via the investor section of the Company's web site at www.syrginfo.com.

 Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, contact Rhonda Sandquist with Synergy Resources at 970-737- 1073. A replay of the call will be available beginning after 3:00 p.m. Eastern time on the same day and will remain available until July 23rd, 2015.

 Replay Dial-In Numbers
 877-660-6853 Toll Free (US & Canada)
 201-612-7415 International/Local
 Replay ID #411931

 About Synergy Resources Corporation

 Synergy Resources Corporation is a domestic oil and natural gas exploration and production company. Synergy's core area of operations is in the Denver-Julesburg Basin, which encompasses Colorado, Wyoming, Kansas, and Nebraska. The Wattenberg field in the D-J Basin ranks as one of the most productive fields in the U.S. The Company's corporate offices are located in Platteville, Colorado. More Company news and information about Synergy Resources is available at www.syrginfo.com.


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 Important Cautions Regarding Forward Looking Statements

 This press release may contain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. The use of words such as "believes", "expects", "anticipates", "intends", "plans", "estimates", "should", "likely" or similar expressions, indicates a forward-looking statement. These statements are subject to risk and uncertainties and are based on the beliefs and assumptions of management, and information currently available to management. The actual results could differ materially from a conclusion, forecast or projection in the forward-looking information. Certain material factors or assumptions were applied in drawing a conclusion or making a forecast or projection as reflected in the forward-looking information. The identification in this press release of factors that may affect the Company's future performance and the accuracy of forward-looking statements is meant to be illustrative and by no means exhaustive. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. Factors that could cause the Company's actual results to differ materially from those expressed or implied by forward-looking statements include, but are not limited to: the success of the Company's exploration and development efforts; the price of oil and gas; the worldwide economic situation; change in interest rates or inflation; willingness and ability of third parties to honor their contractual commitments; the Company's ability to raise additional capital, as it may be affected by current conditions in the stock market and competition in the oil and gas industry for risk capital; the Company's capital costs, which may be affected by delays or cost overruns; costs of production; environmental and other regulations, as the same presently exist or may later be amended; the Company's ability to identify, finance and integrate any future acquisitions; and the volatility of the Company's stock price.

 About Non-GAAP Financial Measures

 The Company uses "adjusted EBITDA," as a non-GAAP financial measure to evaluate financial performance such as period-to-period comparisons. This non-GAAP measure is not defined under U.S. GAAP and should be considered in addition to, not as a substitute for, indicators of financial performance reported in accordance with U.S. GAAP. The Company may use non-GAAP measures that are not comparable to measures with similar titles reported by other companies. Also, in the future, the Company may disclose different non-GAAP financial measures in order to help investors more meaningfully evaluate and compare the Company's future results of operations to its previously reported results. The Company encourages investors to review its financial statements and publicly-filed reports in their entirety and not rely on any single financial measure. The section titled "Reconciliation of Non-GAAP Financial Measures" includes a detailed description of this measure as well as a reconciliation to its most similar U.S. GAAP measure.



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 Reconciliation of Non-GAAP Financial Measures

 The Company defines adjusted EBITDA as net income adjusted to exclude the impact of interest expense, interest income, income taxes, depreciation, depletion and amortization, stock based compensation, impairment, and the plus or minus change in fair value of derivative assets or liabilities. The Company believes adjusted EBITDA is relevant because it is a measure of cash flow available to fund capital expenditures and service debt and is a metric used by some industry analysts to provide a comparison of its results with its peers. The following table presents a reconciliation of the Company's non-GAAP financial measures to the nearest GAAP measure.

------------------------------------------------------------------------------
                            SYNERGY RESOURCES CORPORATION
                    RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
                              (unaudited, in thousands)

                                    Three Months Ended           Nine Months Ended
                                 -------------------------   -------------------------
                                   May 31,       May 31,       May 31,      May 31,
ADJUSTED EBITDA                     2015          2014          2015         2014
                                 ------------  -----------   -----------  ------------

Net Income (loss)                 $  (2,481)    $  7,160     $  23,322     $  18,421
  Depreciation, depletion,
    and amortization                 16,397        7,796        48,357        21,106

  Full cost ceiling impairment        3,000            -         3,000             -

  Income tax expense (benefit)       (1,833)       3,116        13,118         8,841

  Stock based compensation            1,401          702         3,330         1,569
  Change in fair value -
derivatives                           8,298          179        (5,578)         (652)

  Interest, net                          83          (22)           55           (70)
                                  ---------     --------      --------     ---------
     Adjusted EBITDA              $  24,865     $ 18,931      $ 85,604     $  49,215
                                  =========     ========      ========     =========



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 Financial Statements

 Condensed financial statements are included below. Additional financial information, including footnotes that are considered an integral part of the financial statements, will be included in Synergy's Edgar Filings at www.sec.gov on Form10-Q for the period ended May 31, 2015.

-------------------------------------------------------------------------------
                           SYNERGY RESOURCES CORPORATION
                             CONDENSED BALANCE SHEETS
                             (unaudited, in thousands)

                                                  May 31,         August 31,
                                                   2015              2014
                                              --------------     ------------
                  ASSETS

Cash and cash equivalents                       $ 190,205          $  34,753
Other current assets                               38,847             33,487
                                                ---------          ---------
  Total current assets                            229,052             68,240
                                                ---------          ---------
Oil and gas properties and other equipment        583,026            379,400
Other assets                                        7,382                902
                                                ---------          ---------
    Total assets                                $ 819,460          $ 448,542
                                                =========          =========
   LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities                                63,881            103,578
Revolving credit facility                         141,000             37,000
Asset retirement obligations                        7,772              4,730
Commodity derivative                                    -                307
Deferred tax liability, net                        34,670             21,437
                                                ---------          ---------
  Total liabilities                               247,323            167,052
                                                ---------          ---------
Shareholders' equity:
  Common stock and paid-in capital                533,196            265,871
  Retained earnings                                38,941             15,619
                                                ---------          ---------
    Total shareholders' equity                    572,137            281,490
                                                ---------          ---------
   Total liabilities and shareholders' equity     819,460            448,542
                                                =========          =========



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-------------------------------------------------------------------------------
                          SYNERGY RESOURCES CORPORATION
                       CONDENSED STATEMENTS OF OPERATIONS
           (unaudited, in thousands, except share and per share data)

                                            Three Months Ended         Nine Months Ended
                                        --------------------------  ------------------------
                                          May 31,        May 31,      May 31,      May 31,
                                           2015           2014         2015         2014
                                        ------------   -----------  -----------  -----------

Oil and gas revenues                     $  26,033     $  25,672     $ 92,284     $ 67,966
                                         ---------     ---------     --------     --------
Expenses:

  Lease operating expenses                   3,570         2,303       10,300        5,382
  Production taxes                           2,249         2,376        8,570        6,647
  Depreciation, depletion,
    and amortization                        16,397         7,796       48,357       21,106
  Full cost ceiling impairment               3,000             -        3,000            -
  General and administrative                 3,886         1,938       12,075        6,876
                                         ---------     ---------     --------     --------
    Total expenses                          29,102        14,413       82,302       40,011
                                         ---------     ---------     --------     --------
Operating income (loss)                     (3,069)       11,259        9,982       27,955
                                         ---------     ---------     --------     --------

Other income (expense):
  Commodity derivative realized
    gain (loss)                              7,136          (826)      20,935       (1,415)
  Commodity derivative unrealized
    gain (loss)                             (8,298)         (179)       5,578          652
  Interest income and expense, net             (83)           22          (55)          70
                                         ---------     ---------     --------     --------
    Total other income (expense)            (1,245)         (983)      26,458         (693)
                                         ---------     ---------     --------     --------
    Income tax provision (benefit)          (1,833)        3,116       13,118        8,841
                                         ---------     ---------     --------     --------
Net income (loss):                       $  (2,481)    $   7,160     $ 23,322     $ 18,421
                                         =========     =========     ========     ========
Net income (loss) per common share:
  Basic                                  $   (0.02)    $    0.09     $   0.26     $   0.24
                                         =========     =========     ========     ========
  Diluted                                $   (0.02)    $    0.09     $   0.25     $   0.24
                                         =========     =========     ========     ========
Weighted average shares outstanding:
  Basic                                104,234,519    77,176,420   91,105,035   75,689,903
                                       ===========    ==========   ==========   ==========
  Diluted                              104,234,519    79,008,619   91,804,253   77,299,456
                                       ===========    ==========   ==========   ==========
------------------------------------------------------------------------------------------



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                         SYNERGY RESOURCES CORPORATION
                       CONDENSED STATEMENTS OF CASH FLOWS
-                      ----------------------------------
                           (unaudited, in thousands)

                                                        Nine Months Ended
                                                  ------------------------------
                                                     May 31,          May 31,
                                                       2015            2014
                                                  ---------------  -------------
 Cash flows from operating activities:
   Net income                                     $    23,322       $  18,421
                                                  -----------       ---------
   Adjustments to reconcile net income to net
   cash provided by operating activities:
     Depreciation, depletion, and amortization         48,357          21,106
     Full cost ceiling impairment                       3,000               -
     Provision for deferred taxes                      13,118           8,841
     Other, non-cash items                             (2,248)            917
     Changes in operating assets and liabilities        1,393          (2,540)
                                                  -----------       ---------
   Total adjustments                                   63,620          28,324
                                                  -----------       ---------
      Net cash provided by operating activities        86,942          46,745
                                                  -----------       ---------
Cash flows from investing activities:
  Acquisition of property and equipment              (241,903)       (112,155)
  Net proceeds from sales of oil and gas
    properties                                          3,696             704
  Net proceeds from short term investments                  -          60,018
                                                  -----------       ---------
  Net cash used in investing activities              (238,207)        (51,433)
                                                  -----------       ---------
Cash flows from financing activities:
  Proceeds from exercise of warrants                   15,367          33,380
  Net Proceeds from sale of stock                     190,845               -
  Net Proceeds from revolving credit facility         101,700               -
  Other                                                (1,195)           (176)
                                                  -----------       ---------
  Net cash provided by financing activities           306,717          33,204
                                                  -----------       ---------
Net increase (decrease) in cash and equivalents       155,452          28,516
Cash and equivalents at beginning of period            34,753          19,463
                                                  -----------       ---------
Cash and equivalents at end of period             $   190,205       $  47,979
                                                  ===========       =========



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Investor Relations Contact: Jon Kruljac
 Synergy Resources Corporation
 jkruljac@syrginfo.com
 Tel (303) 840-8166



 Company Contact: Rhonda
 Sandquist
 Synergy Resources Corporation
 rsandquist@syrginfo.com
 Tel (970) 737-1073












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